Exhibit 3(i)


                            ARTICLES OF INCORPORATION
                                       OF
                         YBOR CITY SHUTTLE SERVICE, INC.


                                    ARTICLE I

                       Corporate Name and Principal Office
                       -----------------------------------

     The name of this corporation is Ybor City Shuttle Service, Inc. and its principal office and mailing address is 1726 East 7th Avenue, Suite 11, Tampa, Florida 33605.

                                   ARTICLE II

                       Commencement of Corporate Existence
                       -----------------------------------

     The corporation shall come into existence on January 7, 1998.

                                   ARTICLE III

                           General Nature of Business
                           --------------------------

     This corporation may engage in any activity or business permitted under the laws of the United States or of the State of Florida.

                                   ARTICLE IV

                                  Capital Stock
                                  -------------

     The aggregate number of shares of capital stock that this corporation shall be authorized to have outstanding at any one time shall be fifty million shares of common stock at $.0001 par value per share and fifty million shares of preferred stock at $.0001 par value per share. Each share of issued and outstanding common stock shall entitle the holder thereof to participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

                                    ARTICLE V

                       Initial Registered Office and Agent
                       -----------------------------------

     The street address of the initial registered office of the corporation shall be 220 S. Franklin Street, Tampa, Florida 33602, and the initial registered agent of the corporation at such address is John N. Giordano.

                                   ARTICLE VI

                                  Incorporator
                                  ------------

     The name and address of the corporation's incorporator is:


NAME                                                    ADDRESS
----                                                    -------

Stephanie R. Conn                            220 S. Franklin Street
                                             Tampa, Florida 33602


                                   ARTICLE VII

                                     By-Laws
                                     -------

     The power to adopt, alter, amend or repeal by-laws of this corporation shall be vested in its shareholders and separately in its Board of Directors, as prescribed by the by-laws of the corporation.


                                  ARTICLE VIII

                                 Indemnification
                                 ---------------

     If in the judgment of a majority of the entire Board of Directors, (excluding from such majority any director under consideration for indemnification), the criteria set forth in 607.0850(1) or (2), Florida Statutes, as then in effect, have been met, then the corporation shall indemnify any director, officer, employee, or agent thereof, whether current of former, together with his or her personal representatives, devisees or heirs, in the manner and to the extent contemplated by 607.0850, as then in effect, or by any successor law thereto.



     IN WITNESS WHEREOF, the undersigned has executed these Articles this 7th day of January, 1998.

                                            /s/  Stephanie R. Conn
                                            ------------------------------------
                                            Stephanie R. Conn

                             CERTIFICATE DESIGNATING
                                REGISTERED AGENT
                                ----------------

     Pursuant to the provisions of 48.091 and 607.0501,  Florida Statutes,  Ybor

City Shuffle Service,  Inc., desiring to organize under the laws of the State of

Florida, hereby designates John N. Giordano, an individual resident of the State of Florida,  as its  Registered  Agent for the purpose of  accepting  service of process within such State and designates 220 S. Franklin Street,  Tampa, Florida

33602 the business office of its Registered Agent, as its Registered Office.


                                           YBOR CITY SHUTTLE SERVICE, INC.



                                           By /s/  Stephanie R. Conn
                                              ----------------------------------
                                              Stephanie R. Conn, Incorporator


                                 ACKNOWLEDGMENT
                                 --------------

     I hereby  accept my  appointment  as  Registered  Agent of the above  named corporation,  acknowledge  that I am  familiar  with and accept  the  obligation imposed  by  Florida  law  upon  that  position,  and  agree  to act as  such in accordance with provisions of 48.091 and 607.0505, Florida Statutes.




                                             /s/  John N. Giordano
                                             -----------------------------------
                                             John N. Giordano